UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BMC Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-21226120
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2101 CityWest Boulevard
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $.01 per share (the “Common Stock”), of BMC Software, Inc., a Delaware corporation (the “Company”). The description of the Company’s Common Stock is hereby incorporated by reference to the Company’s registration statement on Form 8-A, as filed with the Securities and Exchange Commission on August 25, 1988.

Item 2. Exhibits.

Because no other securities of the registrant are registered on The NASDAQ Stock Market LLC, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BMC SOFTWARE, INC.

Date: October 23, 2009	By:	/s/ CHRISTOPHER C. CHAFFIN
Christopher C. Chaffin
VP, Deputy General Counsel & Assistant Secretary